Exhibit 10.18

TACTILE SYSTEMS TECHNOLOGY, INC.

EMPLOYEE STOCK PURCHASE PLAN

First Declaration of Amendment

Pursuant to Section 15 of the “Tactile Systems Technology, Inc. Employee Stock Purchase Plan” (the “Plan”) and the authorization and direction of the Tactile Systems Technology, Inc. Board of Directors, the Plan is hereby amended as follows:

Section 10.1 of the Plan is hereby amended in its entirety to read as follows:

“10.1.   Number of Shares Purchased.  As of each Purchase Date, the balance in each Participant’s Recordkeeping Account will be used to purchase the maximum number of whole Shares (subject to the limitations of Section 5.1) at the purchase price determined in accordance with Section 5.2, unless the Participant has filed an appropriate form with the Company in advance of that date to withdraw from the Plan in accordance with Section 8.1.  Any amount remaining in a Participant’s Recordkeeping Account that represents the purchase price for any fractional share or the purchase price for any whole Shares that could not be purchased by reason of the limitations of Section 5.1 or under the circumstances described in Section 3 will be refunded to the Participant.”